As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0354783
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

9 West 57th Street

New York, New York 10019

(212) 790-0041

(Address of Principal Executive Offices) (Zip Code)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Jeffrey C. Blockinger

Chief Legal Officer, Chief Compliance Officer

and Secretary

Och-Ziff Capital Management Group LLC

9 West 57th Street

New York, New York 10019

(212) 790-0041

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Joseph A. Coco, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Class A Shares(3)	9,402,553	$10.28	$96,658,245	$13,184.18
LTIP Unit Awards(4)	(5)	(5)	(5)	(5)
Restricted Share Units(6)	(5)	(5)	(5)	(5)

(1)	Calculated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low sale prices of a Class A Share (defined below) of Och-Ziff Capital Management Group LLC (the “Registrant”) reported on the New York Stock Exchange on May 1, 2013.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.00013640 and the proposed maximum aggregate offering price.
(3)	Registrant Class A Shares (“Class A Shares”) reserved for issuance under the Registrant’s Amended and Restated 2007 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of additional Class A Shares that may become issuable under the Plan as a result of share distributions, share splits or similar transactions involving Class A Shares in accordance with the antidilution provisions of the Plan.
(4)	Includes rights to acquire Class A Shares in exchange for interests in certain of the Registrant’s subsidiaries (the “LTIP Units”), and may include a number of Class B Shares of the Registrant (“Class B Shares”) not to exceed the number of Class A Shares acquirable upon the exchange of the LTIP Units, which Class B Shares (if any) consist solely of voting rights and will be canceled upon the exchange of the LTIP Units for Class A Shares. Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of additional LTIP Unit Awards, including rights to acquire Class A Shares and any related Class B Shares, that may become issuable under the Plan as a result of share distributions, share splits or similar transactions involving Class A Shares in accordance with the antidilution provisions of the Plan.
(5)	Included in the amount to be registered and the offering price of the Class A Shares registered herein. Any value attributable to the LTIP Unit Awards, representing rights to acquire Class A Shares and any related Class B Shares, and the Restricted Share Units, including rights to acquire Class A Shares, is reflected in the market price of Class A Shares, and such LTIP Unit Awards and Restricted Share Units will be sold for consideration not to exceed the value of the underlying Class A Shares. Accordingly, there is no amount to be registered or offering price for the LTIP Unit Awards and Restricted Share Units beyond those for the Class A Shares, and no registration fee is required with respect thereto.
(6)	Represents rights, with or without distribution equivalents, to acquire Class A Shares upon the vesting thereof, as provided in the Plan. Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of additional Restricted Share Units that may become issuable under the Plan as a result of share distributions, share splits or similar transactions involving Class A Shares in accordance with the antidilution provisions of the Plan.

EXPLANATORY NOTE

This Registration Statement on Form S–8 is being filed for the purpose of registering additional Class A Shares, LTIP Unit Awards and Restricted Share Units of Och-Ziff Capital Management Group LLC (the “Company”) reserved for issuance under the Company’s Amended and Restated 2007 Equity Incentive Plan (the “Plan”). These additional Class A Shares, LTIP Unit Awards and Restricted Share Units are additional securities of the same classes as other securities for which an original registration statement (File No. 333-155315) on Form S-8 was filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2008.

Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC by the Company are incorporated by reference in this registration statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.

(c)	The Company’s Current Reports on Form 8-K filed on March 19, 2013 and May 8, 2013.

(d)	The description of the Class A Shares of the Company contained in the registration statement on Form 8-A, dated November 6, 2007, filed to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

The Company’s Second Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) provides that we will indemnify, to the fullest extent permitted by the Delaware Limited Liability Company Act, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was our or our subsidiary’s director or officer (other than in instances of fraud, gross negligence and willful misconduct). Accordingly, unless our officers and directors commit acts of fraud, gross negligence or willful misconduct, our Shareholders may not have remedies available against such individuals under applicable law. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Operating Agreement against: (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements; (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness; and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Operating Agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Certificate of Formation of Och-Ziff Capital Management Group LLC, dated as of June 6, 2007, incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement on Form S-1, filed October 12, 2007 (File No. 333-144256)

3.2	Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated as of November 13, 2007, incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed March 26, 2008

4.1	Specimen certificate evidencing the Company’s Class A Shares (included in Exhibit 3.2)

4.2	Specimen certificate evidencing the Company’s Class B Shares (included in Exhibit 3.2)

4.3	Class B Shareholders Agreement, incorporated herein by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 26, 2008

4.4	First Amended and Restated Registration Rights Agreement by and among Och-Ziff Capital Management Group LLC and the Och-Ziff Limited Partners, dated as of August 1, 2012, incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 2, 2012

4.5	Registration Rights Agreement between the Company and DIC Sahir Limited, incorporated herein by reference to Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 26, 2008

4.6	Amended and Restated Exchange Agreement by and among the Och-Ziff Capital Management Group LLC, Och-Ziff Corp., Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners and Class B Shareholders, dated as of August 1, 2012, incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 2, 2012

4.7	Amendment to Amended and Restated Exchange Agreement, dated as of November 14, 2012, by and among Och-Ziff Capital Management Group LLC, Och-Ziff Corp., Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners and Class B Shareholders, dated as of November 14, 2012, incorporated herein by reference to Exhibit 10.31 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*

10.1	Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-8, filed on November 12, 2008 (File No. 333-155315)

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature pages hereto)*

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 8, 2013.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joel M. Frank and Jeffrey C. Blockinger, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to the registration statement, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and post-effective amendments thereto, and any and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel S. Och Daniel S. Och	Chief Executive Officer, Executive Managing Director and Chairman of the Board (Principal Executive Officer)	May 8, 2013

/s/ Joel M. Frank Joel M. Frank	Chief Financial Officer, Senior Chief Operating Officer, Executive Managing Director and Director (Principal Financial Officer and Principal Accounting Officer)	May 8, 2013

/s/ David Windreich David Windreich	Executive Managing Director and Director	May 8, 2013

/s/ Allan S. Bufferd Allan S. Bufferd	Director	May 8, 2013

/s/ J. Barry Griswell J. Barry Griswell	Director	May 8, 2013

/s/ Jerome P. Kenney Jerome P. Kenney	Director	May 8, 2013

/s/ Georganne C. Proctor Georganne C. Proctor	Director	May 8, 2013

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Formation of Och-Ziff Capital Management Group LLC, dated as of June 6, 2007, incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement on Form S-1, filed October 12, 2007 (File No. 333-144256)

3.2	Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated as of November 13, 2007, incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed March 26, 2008

4.1	Specimen certificate evidencing the Company’s Class A Shares (included in Exhibit 3.2)

4.2	Specimen certificate evidencing the Company’s Class B Shares (included in Exhibit 3.2)

4.3	Class B Shareholders Agreement, incorporated herein by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 26, 2008

4.4	First Amended and Restated Registration Rights Agreement by and among Och-Ziff Capital Management Group LLC and the Och-Ziff Limited Partners, dated as of August 1, 2012, incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 2, 2012

4.5	Registration Rights Agreement between the Company and DIC Sahir Limited, incorporated herein by reference to Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 26, 2008

4.6	Amended and Restated Exchange Agreement by and among the Och-Ziff Capital Management Group LLC, Och-Ziff Corp., Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners and Class B Shareholders, dated as of August 1, 2012, incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 2, 2012

4.7	Amendment to Amended and Restated Exchange Agreement, dated as of November 14, 2012, by and among Och- Ziff Capital Management Group LLC, Och-Ziff Corp., Och-Ziff Holding, OZ Management, OZ Advisors, OZ Advisors II, and the Och-Ziff Limited Partners and Class B Shareholders, dated as of November 14, 2012, incorporated herein by reference to Exhibit 10.31 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*

10.1	Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-8, filed on November 12, 2008 (File No. 333-155315)

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature pages hereto)*

*	Filed herewith